RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR

                           RALI SERIES 2003-QS2 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2003-QS2

$ 1,234,047                          0.00%                CLASS A-P CERTIFICATES
--------------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                  Prospectus Supplement dated February 24, 2003
                                       to
                        Prospectus dated January 27, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated February 24, 2003.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 28, 2005 against payment therefor in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:

                                                CREDIT SCORE OF THE MORTGAGE LOANS

                                              NUMBER OF                    PERCENT OF      AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       AVERAGE
CREDIT SCORE RANGE                          MORTGAGE LOANS    BALANCE        LOANS         BALANCE       LTV RATIO
------------------------------------------  --------------   ---------     ----------     ---------      ---------
499 or less ..............................              23  $  3,003,659          1.56%  $    130,594          83.18%
500 - 519 ................................               9     1,228,437          0.64        136,493          79.68
520 - 539 ................................              17     2,435,134          1.27        143,243          79.43
540 - 559 ................................              20     2,022,758          1.05        101,138          84.85
560 - 579 ................................              12     1,378,892          0.72        114,908          77.56
580 - 599 ................................              18     2,304,804          1.20        128,045          77.05
600 - 619 ................................              27     3,574,968          1.86        132,406          79.03
620 - 639 ................................              49     7,639,208          3.98        155,902          75.67
640 - 659 ................................              56     9,245,110          4.81        165,091          78.09
660 - 679 ................................              82    15,764,394          8.21        192,249          75.98
680 - 699 ................................             101    18,893,221          9.84        187,062          74.46
700 - 719 ................................             108    19,078,221          9.94        176,650          72.75
720 - 739 ................................             124    19,040,189          9.92        153,550          72.98
740 - 759 ................................             142    20,782,695         10.82        146,357          73.36
760 - 779 ................................             145    24,524,029         12.77        169,131          71.66
780 - 799 ................................             149    23,809,505         12.40        159,795          70.88
800 or greater ...........................              87    16,751,484          8.72        192,546          67.46
                                            --------------  ------------  ------------   ------------  -------------
Subtotal with Credit Score ...............           1,169  $191,476,708         99.71%  $    163,795          73.44%
Not Available ............................               2       549,574          0.29        274,787          69.47
                                            --------------  ------------  ------------   ------------  -------------
Total, Average or Weighted Average .......           1,171  $192,026,283        100.00%  $    163,985          73.43%
                                            ==============  ============  ============


         Mortgage Loans indicated as having a credit score that is "Not Available" include certain Mortgage Loans where the credit score was not provided by the related seller and Mortgage Loans where no credit history can be obtained for the related mortgagor.

         The minimum and maximum credit scores of the mortgage loans were 455 and 840, respectively, and the weighted average credit score of the mortgage loans was 718.

         For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.


                                                   OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES
                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
OCCUPANCY                                       LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Primary Residence ........................             730  $140,940,966         73.40%  $    193,070           713          75.13%
Second/Vacation ..........................              14     2,615,004          1.36        186,786           744          65.91
Non Owner-occupied .......................             427    48,470,312         25.24        113,514           734          68.87
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,171  $192,026,283        100.00%  $    163,985           718          73.43%
                                            ==============  ============  ============

                                                               PURPOSE OF THE MORTGAGE LOANS

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
LOAN PURPOSE                                     LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Purchase .................................             300  $ 40,647,942         21.17%  $    135,493           724          80.01%
Rate/Term Refinance ......................             378    59,568,304         31.02        157,588           722          71.11
Equity Refinance .........................             493    91,810,037         47.81        186,227           713          72.02
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,171  $192,026,283        100.00%  $    163,985           718          73.43%
                                            ==============  ============  ============


                                                                  MORTGAGED PROPERTY TYPES

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
PROPERTY TYPE                                    LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Single-family detached ...................             816  $135,405,097         70.51%  $    165,938           715          74.00%
Planned Unit Developments (detached) .....             118    22,468,352         11.70        190,410           721          71.60
Two-to-four family units .................             139    21,437,615         11.16        154,227           731          71.78
Condo Low-Rise (less than 5 stories) .....              52     6,224,974          3.24        119,711           720          70.33
Planned Unit Developments (attached) .....              19     3,292,832          1.71        173,307           741          74.41
Townhouse ................................              15     1,399,979          0.73         93,332           743          78.57
Condo Mid-Rise (5 to 8 stories) ..........               5       904,314          0.47        180,863           770          77.65
Condo High-Rise (9 stories or more) ......               6       791,680          0.41        131,947           711          76.64
Manufactured Home ........................               1       101,439          0.05        101,439           723          80.00
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,171  $192,026,283        100.00%  $    163,985           718          73.43%
                                            ==============  ============  ============

                                                    GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
STATE                                            LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Alabama ..................................              28  $  2,998,114          1.56%  $    107,076           683          78.21%
Arkansas .................................               4       405,641          0.21        101,410           595          86.12
Arizona ..................................              42     6,124,779          3.19        145,828           738          74.83
California ...............................             250    60,283,664         31.39        241,135           735          70.19
Colorado .................................              45     7,728,723          4.02        171,749           739          74.68
Connecticut ..............................              12     2,162,928          1.13        180,244           727          74.30
District of Columbia .....................               4       544,669          0.28        136,167           701          75.50
Delaware .................................               2       247,712          0.13        123,856           655          61.91
Florida ..................................              71     8,445,922          4.40        118,957           703          74.77
Georgia ..................................              17     1,884,371          0.98        110,845           726          69.26
Hawaii ...................................               1       183,163          0.10        183,163           677          47.00
Iowa .....................................               3       220,557          0.11         73,519           696          78.64
Idaho ....................................               9     1,148,866          0.60        127,652           719          82.08
Illinois .................................              25     3,410,518          1.78        136,421           683          73.00
Indiana ..................................              16     1,516,332          0.79         94,771           655          74.43
Kansas ...................................               7       715,870          0.37        102,267           688          84.06
Kentucky .................................              11       832,998          0.43         75,727           714          73.43
Louisiana ................................               8     1,016,773          0.53        127,097           651          84.95
Massachusetts ............................              14     2,279,034          1.19        162,788           718          66.04
Maryland .................................              16     2,328,421          1.21        145,526           698          69.01
Maine ....................................               4       554,098          0.29        138,525           719          73.92
Michigan .................................              53     6,606,557          3.44        124,652           695          78.39
Minnesota ................................              12     1,809,767          0.94        150,814           710          66.36
Missouri .................................              10       831,172          0.43         83,117           679          82.08
Mississippi ..............................               4       321,056          0.17         80,264           710          77.45
Montana ..................................               2       623,755          0.32        311,877           716          72.05
North Carolina ...........................              37     5,430,742          2.83        146,777           745          71.02
New Hampshire ............................               4       489,832          0.26        122,458           642          83.44
New Jersey ...............................              32     6,880,877          3.58        215,027           727          68.89
New Mexico ...............................              18     2,243,120          1.17        124,618           720          76.79
Nevada ...................................              29     4,381,129          2.28        151,073           739          72.94
New York .................................              36     7,489,218          3.90        208,034           704          75.53
Ohio .....................................              15     1,064,075          0.55         70,938           675          76.27
Oklahoma .................................               5       530,523          0.28        106,105           715          78.71
Oregon ...................................              33     6,266,476          3.26        189,893           739          73.85
Pennsylvania .............................              16     1,763,898          0.92        110,244           735          75.86
Rhode Island .............................               3       715,480          0.37        238,493           611          78.16
South Carolina ...........................              13     1,157,137          0.60         89,011           689          85.08
Tennessee ................................              14     1,795,151          0.93        128,225           699          85.79
Texas ....................................             113    17,232,865          8.97        152,503           697          76.03
Utah .....................................              24     3,263,431          1.70        135,976           698          80.96
Virginia .................................              39     4,927,910          2.57        126,357           707          76.17
Vermont ..................................               1       130,638          0.07        130,638           567          95.00
Washington ...............................              55     9,554,703          4.98        173,722           712          73.94
Wisconsin ................................              10     1,035,772          0.54        103,577           744          74.63
Wyoming ..................................               4       447,848          0.23        111,962           763          76.82
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,171  $192,026,283        100.00%  $    163,985           718          73.43%
                                            ==============  ============  ============

----------------
            No more than 0.7% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 0.5% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.

                                                         DOCUMENTATION TYPES OF THE MORTGAGE LOANS


                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
DOCUMENTATION TYPE                               LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Full Documentation .......................             499  $ 75,946,971         39.55%  $    152,198           714          76.05%
Reduced Documentation ....................             672   116,079,312         60.45        172,737           721          71.71
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,171  $192,026,283        100.00%  $    163,985           718          73.43%
                                            ==============  ============  ============


         No more than 34.1% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 3.8% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.


                                                                    MORTGAGE RATES

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
MORTGAGE RATES (%)                               LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
5.750 - 5.874 ............................               6  $  1,060,808          0.55%  $    176,801           694          63.68%
5.875 - 5.999 ............................              17     3,245,698          1.69        190,923           742          69.69
6.000 - 6.124 ............................              32     6,453,337          3.36        201,667           735          71.91
6.125 - 6.249 ............................              76    18,794,165          9.79        247,292           726          70.33
6.250 - 6.374 ............................             139    27,871,542         14.51        200,515           737          74.76
6.375 - 6.499 ............................             223    41,785,628         21.76        187,379           717          71.12
6.500 - 6.624 ............................             184    31,066,571         16.18        168,840           719          74.06
6.625 - 6.749 ............................              93    16,866,244          8.78        181,357           729          74.18
6.750 - 6.874 ............................             106    14,249,635          7.42        134,431           703          72.49
6.875 - 6.999 ............................              75     8,736,997          4.55        116,493           718          73.60
7.000 - 7.124 ............................              43     5,085,726          2.65        118,273           715          73.63
7.125 - 7.249 ............................              25     2,968,134          1.55        118,725           688          82.93
7.250 - 7.374 ............................              37     4,354,903          2.27        117,700           704          80.69
7.375 - 7.499 ............................              18     1,746,760          0.91         97,042           689          72.47
7.500 - 7.624 ............................              31     2,541,722          1.32         81,991           679          79.93
7.625 - 7.749 ............................              31     2,281,811          1.19         73,607           627          84.90
7.750 - 7.874 ............................              28     1,935,870          1.01         69,138           640          83.64
7.875 - 7.999 ............................               5       523,439          0.27        104,688           636          82.26
8.375 - 8.499 ............................               2       457,294          0.24        228,647           723          78.78
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,171  $192,026,283        100.00%  $    163,985           718          73.43%
                                            ==============  ============  ============

         As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 6.5103% per annum.

                                                       NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
NET MORTGAGE RATE (%)                            LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
5.470 ....................................               6  $  1,060,808          0.55%  $    176,801           694          63.68%
5.595 ....................................              17     3,245,698          1.69        190,923           742          69.69
5.720 ....................................              32     6,453,337          3.36        201,667           735          71.91
5.845 ....................................              76    18,794,165          9.79        247,292           726          70.33
5.970 ....................................             140    28,242,048         14.71        201,729           737          74.70
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......             271  $ 57,796,057         30.10%  $    213,270           733          72.48%
                                            ==============  ============  ============


         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 2.146636532%.



                                                     ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)               LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
100,000 or less ..........................             383  $ 26,369,981         13.73%  $     68,851           710          72.83%
100,001-200,000 ..........................             472    64,828,435         33.76        137,348           720          74.85
200,001-300,000 ..........................             171    41,165,296         21.44        240,733           712          73.68
300,001-400,000 ..........................              80    27,616,177         14.38        345,202           728          72.31
400,001-500,000 ..........................              40    17,652,044          9.19        441,301           722          73.26
500,001-600,000 ..........................              13     6,724,125          3.50        517,240           727          73.03
600,001-700,000 ..........................              10     6,207,999          3.23        620,800           714          66.63
700,001-800,000 ..........................               2     1,462,227          0.76        731,113           733          67.62
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,171  $192,026,283        100.00%  $    163,985           718          73.43%
                                            ==============  ============  ============


                                                         ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                NUMBER OF                 PERCENTAGE OF      AVERAGE
                                                MORTGAGE      PRINCIPAL     MORTGAGE        PRINCIPAL   WEIGHTED AVERAGE
ORIGINAL LTV RATIO (%)                            LOANS        BALANCE       LOANS           BALANCE      CREDIT SCORE
------------------------------------------      ---------   ------------  -------------   ------------  ----------------
00.01-50.00 ..............................              99  $ 14,950,118          7.79%  $    151,011            753
50.01-55.00 ..............................              40     5,952,846          3.10        148,821            752
55.01-60.00 ..............................              54     9,110,725          4.74        168,717            738
60.01-65.00 ..............................              76    13,040,722          6.79        171,588            728
65.01-70.00 ..............................             110    18,056,977          9.40        164,154            728
70.01-75.00 ..............................             162    29,928,910         15.59        184,746            721
75.01-80.00 ..............................             381    69,737,692         36.32        183,039            714
80.01-85.00 ..............................              47     7,101,648          3.70        151,099            704
85.01-90.00 ..............................             150    17,615,474          9.17        117,436            683
90.01-95.00 ..............................              47     5,812,691          3.03        123,674            681
95.01-100.00 .............................               5       718,481          0.37        143,696            725
                                            --------------  ------------  ------------   ------------  -------------
Total, Average or Weighted Average .......           1,171  $192,026,283        100.00%  $    163,985            718
                                                ==========  ============  ============


         The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 73.43%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

                    PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                             FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                            CLASS A-P CERTIFICATES
                                                                 ----------------------------------------
                                                                   0%       6%      18%      24%      30%
                                                                 ------   ------   ------   ------   ----
DISTRIBUTION DATE
-----------------
April 2005 .................................................     100%     100%     100%     100%     100%
April 2006 .................................................      99       93       81       75       69
April 2007 .................................................      97       86       65       56       48
April 2008 .................................................      95       79       53       42       33
April 2009 .................................................      94       73       42       31       22
April 2010 .................................................      92       67       34       23       15
April 2011 .................................................      90       62       27       17       11
April 2012 .................................................      88       57       22       13        7
April 2013 .................................................      86       52       18       10        5
April 2014 .................................................      83       48       14        7        3
April 2015 .................................................      81       44       11        5        2
April 2016 .................................................      78       40        9        4        2
April 2017 .................................................      75       36        7        3        1
April 2018 .................................................      72       32        5        2        1
April 2019 .................................................      69       29        4        1        *
April 2020 .................................................      66       26        3        1        *
April 2021 .................................................      62       23        3        1        *
April 2022 .................................................      58       20        2        1        *
April 2023 .................................................      54       18        2        *        *
April 2024 .................................................      50       15        1        *        *
April 2025 .................................................      45       13        1        *        *
April 2026 .................................................      40       11        1        *        *
April 2027 .................................................      35        9        *        *        *
April 2028 .................................................      30        7        *        *        *
April 2029 .................................................      24        5        *        *        *
April 2030 .................................................      17        4        *        *        *
April 2031 .................................................      11        2        *        *        *
April 2032 .................................................       4        1        *        *        *
April 2033 .................................................       0        0        0        0        0
Weighted Average Life in Years** (to Maturity) .............    17.5     10.1      4.6      3.4      2.7

--------------------
*        Indicates a number that is greater than zero but less than 0.5%.
**       The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o  the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                                ASSUMED MORTGAGE CHARACTERISTICS

                                                        DISCOUNT          NON-DISCOUNT
ASSUMED PURCHASE PRICE                               MORTGAGE LOANS      MORTGAGE LOANS
--------------------------------------------------   --------------      --------------
Aggregate principal balance ......................  $   58,279,659.03   $  136,644,433.91
Weighted average mortgage rate ...................       6.1535867355%             6.6629%
Weighted average servicing fee rate ..............       0.2815899459%             0.3300%
Weighted average original term to maturity
(months) .........................................                359                 359
Weighted average remaining term
to maturity (months) .............................                330                 328

         The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

      ASSUMED PURCHASE PRICE           0%       6%       18%      24%      30%
---------------------------------    ------   ------   ------   ------   -------
$854,281.........................     2.2%     4.2%     10.0%    13.5%    17.3%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.


                                                EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                                     AT DECEMBER 31, 1999        AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   -----------------------      ----------------------      ----------------------
                                        BY      BY DOLLAR           BY      BY DOLLAR           BY      BY DOLLAR
                                      NO. OF    AMOUNT OF         NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                      LOANS       LOANS           LOANS       LOANS           LOANS       LOANS
                                   ----------   ----------      ---------   ----------      ---------   ----------
                                      (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                          THOUSANDS)                  THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       92,149   $10,513,716       104,820   $12,512,690       101,210   $12,635,058
Period of Delinquency
30 to 59 days ................        1,602       192,517         2,082       244,557         2,324       289,263
60 to 89 days ................          236        28,610           372        44,459           477        64,448
90 days or more(2) ...........          307        35,045           409        44,171           516        62,039
Foreclosures Pending .........          273        32,685           446        55,203           602        81,640
                                     ------   -----------       -------   -----------       -------   -----------
Total Delinquent Loans .......        2,418   $   288,858         3,309   $   388,390         3,919   $   497,389
                                     ======   ===========       =======   ===========       =======   ===========
Percent of Loan Portfolio ....        2.624%        2.747%        3.157%        3.104%        3.872%        3.937%

                                    AT DECEMBER 31, 1999         AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   ----------------------      ------------------------     -----------------------
                                       BY      BY DOLLAR            BY      BY DOLLAR           BY      BY DOLLAR
                                     NO. OF    AMOUNT OF          NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                     LOANS       LOANS            LOANS       LOANS           LOANS       LOANS
                                   ---------   ----------      ----------   -----------     ---------   -----------
                                     (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                         THOUSANDS)                   THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       99,386   $12,962,473       101,112   $14,114,861       106,211   $15,669,395
Period of Delinquency
30 to 59 days ................        2,147       280,302         2,182       284,482         2,032       282,672
60 to 89 days ................          488        63,986           526        70,816           409        51,071
90 days or more(2) ...........          644        84,033           696        94,223           555        70,963
Foreclosures Pending .........          769       102,671           787       103,707           747        88,396
                                     ------   -----------       -------   -----------       -------   -----------
Total Delinquent Loans .......        4,048   $   530,992         4,191   $   553,228         3,743   $   493,102
                                     ======   ===========       =======   ===========       =======   ===========
Percent of Loan Portfolio ....        4.073%        4.096%        4.145%        3.919%        3.524%        3.147%


---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.



                                     EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)

                                     AT DECEMBER 31, 1999        AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   -----------------------      ----------------------      ----------------------     -
                                        BY      BY DOLLAR           BY      BY DOLLAR           BY      BY DOLLAR
                                      NO. OF    AMOUNT OF         NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                      LOANS       LOANS           LOANS       LOANS           LOANS       LOANS
                                   ----------   ----------      ---------   ----------      ---------   ----------     -
                                      (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                          THOUSANDS)                  THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       37,066   $ 5,021,100        44,520   $ 6,234,461        45,103   $ 6,477,882
Period of Delinquency
30 to 59 days ................          573        83,679           742       104,823           901       131,032
60 to 89 days ................           65        11,033           118        17,904           185        29,788
90 days or more(2) ...........           77        13,377           123        17,598           165        27,231
Foreclosures Pending .........           80        12,263           113        19,378           198        34,074
                                     ------   -----------        ------   -----------        ------   -----------
Total Delinquent Loans .......          795   $   120,353         1,096   $   159,703         1,449   $   222,125
                                     ======   ===========        ======   ===========        ======   ===========
Percent of Loan Portfolio ....        2.145%        2.397%        2.462%        2.562%        3.213%        3.429%


                                   AT DECEMBER 31, 1999         AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                  ----------------------      ------------------------     -----------------------
                                      BY      BY DOLLAR            BY      BY DOLLAR           BY      BY DOLLAR
                                    NO. OF    AMOUNT OF          NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                    LOANS       LOANS            LOANS       LOANS           LOANS       LOANS
                                  ---------   ----------      ----------   -----------     ---------   -----------
                                    (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                        THOUSANDS)                   THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........      45,867   $ 6,776,784        51,824   $ 8,071,748        56,271   $ 9,191,522
Period of Delinquency
30 to 59 days ................         893       131,270           934       142,682           946       161,218
60 to 89 days ................         216        33,636           216        35,031           186        26,348
90 days or more(2) ...........         206        37,139           258        43,618           225        34,430
Foreclosures Pending .........         251        41,335           279        44,333           268        42,461
                                     ------   -----------        ------   -----------        ------   -----------
Total Delinquent Loans .......       1,566   $   243,380         1,687   $   265,664         1,625   $   264,457
                                     ======   ===========        ======   ===========        ======   ===========
Percent of Loan Portfolio ....       3.414%        3.591%        3.255%        3.291%        2.888%        2.877%

-----------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:05:15                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS2(POOL # 4661) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4661
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110G5H0    50,000,000.00  17,615,471.02     4.000000  %  1,614,509.46
A-2     76110G5J6     7,185,000.00   7,185,000.00     6.000000  %          0.00
A-3     76110G5K3    50,000,000.00  50,000,000.00     5.875000  %          0.00
A-4     76110G5L1   136,453,250.00  55,106,566.91     2.847500  %  3,341,129.93
A-5     76110G5M9             0.00           0.00     5.652500  %          0.00
A-6     76110G5N7    53,125,000.00  18,716,437.96     4.500000  %  1,715,416.30
A-7     76110G5P2   103,463,750.00  45,473,878.86     0.000000  %  1,700,454.31
A-P     76110G5Q0     2,115,834.89   1,337,750.78     0.000000  %     33,819.57
A-V     76110G5R8             0.00           0.00     0.235400  %          0.00
R-I     76110G5S6           100.00           0.00     6.000000  %          0.00
R-II    76110G5T4           100.00           0.00     6.000000  %          0.00
M-1     76110G5U1     9,505,000.00   9,275,855.49     6.000000  %     14,057.58
M-2     76110G5V9     4,224,000.00   4,122,168.71     6.000000  %      6,247.16
M-3     76110G5W7     2,534,500.00   2,473,398.81     6.000000  %      3,748.44
B-1     76110G5X5     1,267,200.00   1,236,650.61     6.000000  %      1,874.14
B-2     76110G5Y3     1,267,100.00   1,236,553.02     6.000000  %      1,874.00
B-3     76110G5Z0     1,267,419.81   1,167,008.08     6.000000  %      1,768.60

-------------------------------------------------------------------------------
                  422,408,254.70   214,946,740.25                  8,434,899.49
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        58,713.47  1,673,222.93            0.00       0.00     16,000,961.56
A-2        35,922.08     35,922.08            0.00       0.00      7,185,000.00
A-3       244,771.80    244,771.80            0.00       0.00     50,000,000.00
A-4       130,752.68  3,471,882.61            0.00       0.00     51,765,436.98
A-5       259,553.83    259,553.83            0.00       0.00              0.00
A-6        70,180.95  1,785,597.25            0.00       0.00     17,001,021.66
A-7       170,513.21  1,870,967.52            0.00       0.00     43,773,424.55
A-P             0.00     33,819.57            0.00       0.00      1,303,931.21
A-V        42,161.87     42,161.87            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        46,375.51     60,433.09            0.00       0.00      9,261,797.91
M-2        20,609.17     26,856.33            0.00       0.00      4,115,921.55
M-3        12,365.99     16,114.43            0.00       0.00      2,469,650.37
B-1         6,182.75      8,056.89            0.00       0.00      1,234,776.47
B-2         6,182.26      8,056.26            0.00       0.00      1,234,679.02
B-3         5,834.57      7,603.17            0.00       0.00      1,167,625.18

-------------------------------------------------------------------------------
        1,110,120.14  9,545,019.63            0.00       0.00    206,514,226.46
===============================================================================















































Run:        04/26/05     10:05:15
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS2(POOL # 4661) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4661
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     352.309420   32.290189     1.174269    33.464458   0.000000  320.019231
A-2    1000.000000    0.000000     4.999594     4.999594   0.000000 1000.000000
A-3    1000.000000    0.000000     4.895436     4.895436   0.000000 1000.000000
A-4     403.849428   24.485528     0.958223    25.443751   0.000000  379.363899
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6     352.309420   32.290189     1.321053    33.611242   0.000000  320.019231
A-7     439.515085   16.435267     1.648048    18.083315   0.000000  423.079818
A-P     632.256696   15.984031     0.000000    15.984031   0.000000  616.272665
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     975.892213    1.478967     4.879065     6.358032   0.000000  974.413246
M-2     975.892214    1.478968     4.879065     6.358033   0.000000  974.413246
M-3     975.892213    1.478966     4.879065     6.358031   0.000000  974.413246
B-1     975.892216    1.478969     4.879064     6.358033   0.000000  974.413246
B-2     975.892214    1.478968     4.879062     6.358030   0.000000  974.413246
B-3     922.657015    1.395433     4.603502     5.998935   0.000000  921.261581

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:05:15                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS2 (POOL #  4661)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4661
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       44,500.29
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     3,374.51

SUBSERVICER ADVANCES THIS MONTH                                       46,084.42
MASTER SERVICER ADVANCES THIS MONTH                                    1,573.88


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    17   2,146,403.26

 (B)  TWO MONTHLY PAYMENTS:                                    7     968,606.49

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          5   1,219,682.83


FORECLOSURES
  NUMBER OF LOANS                                                            13
  AGGREGATE PRINCIPAL BALANCE                                      2,315,293.17

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     206,514,226.46

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,239

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 241,757.85

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    8,088,007.63

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         90.86572400 %     7.43012800 %    1.69354130 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            90.50513000 %     7.67374243 %    1.77236750 %

      BANKRUPTCY AMOUNT AVAILABLE                         142,152.00
      FRAUD AMOUNT AVAILABLE                            6,386,788.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,193,384.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.51340455
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              331.50

POOL TRADING FACTOR:                                                48.88972319

Run:        04/26/05     11:15:29                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS2(POOL # 4661) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4661
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110G5H0    50,000,000.00  16,000,961.56     4.000000  %  1,048,684.78
A-2     76110G5J6     7,185,000.00   7,185,000.00     6.000000  %          0.00
A-3     76110G5K3    50,000,000.00  50,000,000.00     5.875000  %          0.00
A-4     76110G5L1   136,453,250.00  51,765,436.98     2.960000  %  2,170,189.91
A-5     76110G5M9             0.00           0.00     5.540000  %          0.00
A-6     76110G5N7    53,125,000.00  17,001,021.66     4.500000  %  1,114,227.58
A-7     76110G5P2   103,463,750.00  43,773,424.55     0.000000  %  1,104,509.22
A-P     76110G5Q0     2,115,834.89   1,303,931.21     0.000000  %     41,549.35
A-V     76110G5R8             0.00           0.00     0.236067  %          0.00
R-I     76110G5S6           100.00           0.00     6.000000  %          0.00
R-II    76110G5T4           100.00           0.00     6.000000  %          0.00
M-1     76110G5U1     9,505,000.00   9,261,797.91     6.000000  %      9,917.61
M-2     76110G5V9     4,224,000.00   4,115,921.55     6.000000  %      4,407.36
M-3     76110G5W7     2,534,500.00   2,469,650.37     6.000000  %      2,644.52
B-1     76110G5X5     1,267,200.00   1,234,776.47     6.000000  %      1,322.21
B-2     76110G5Y3     1,267,100.00   1,234,679.02     6.000000  %      1,322.10
B-3     76110G5Z0     1,267,419.81   1,167,625.18     6.000000  %      1,250.30

-------------------------------------------------------------------------------
                  422,408,254.70   206,514,226.46                  5,500,024.94
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        53,332.04  1,102,016.82            0.00       0.00     14,952,276.78
A-2        35,921.97     35,921.97            0.00       0.00      7,185,000.00
A-3       244,771.02    244,771.02            0.00       0.00     50,000,000.00
A-4       127,677.31  2,297,867.22            0.00       0.00     49,595,247.07
A-5       238,963.61    238,963.61            0.00       0.00              0.00
A-6        63,748.45  1,177,976.03            0.00       0.00     15,886,794.08
A-7       164,136.50  1,268,645.72            0.00       0.00     42,668,915.33
A-P             0.00     41,549.35            0.00       0.00      1,262,381.86
A-V        40,622.57     40,622.57            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        46,305.08     56,222.69            0.00       0.00      9,251,880.30
M-2        20,577.87     24,985.23            0.00       0.00      4,111,514.19
M-3        12,347.21     14,991.73            0.00       0.00      2,467,005.85
B-1         6,173.36      7,495.57            0.00       0.00      1,233,454.26
B-2         6,172.87      7,494.97            0.00       0.00      1,233,356.92
B-3         5,837.63      7,087.93            0.00       0.00      1,099,652.84

-------------------------------------------------------------------------------
        1,066,587.49  6,566,612.43            0.00       0.00    200,947,479.48
===============================================================================















































Run:        04/26/05     11:15:29
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS2(POOL # 4661) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4661
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     320.019231   20.973696     1.066641    22.040337   0.000000  299.045536
A-2    1000.000000    0.000000     4.999578     4.999578   0.000000 1000.000000
A-3    1000.000000    0.000000     4.895420     4.895420   0.000000 1000.000000
A-4     379.363899   15.904274     0.935685    16.839959   0.000000  363.459625
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6     320.019231   20.973696     1.199971    22.173667   0.000000  299.045536
A-7     423.079818   10.675326     1.586416    12.261742   0.000000  412.404493
A-P     616.272667   19.637331     0.000000    19.637331   0.000000  596.635336
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     974.413247    1.043410     4.871655     5.915065   0.000000  973.369837
M-2     974.413246    1.043409     4.871655     5.915064   0.000000  973.369837
M-3     974.413246    1.043409     4.871655     5.915064   0.000000  973.369837
B-1     974.413248    1.043411     4.871654     5.915065   0.000000  973.369837
B-2     974.413243    1.043406     4.871652     5.915058   0.000000  973.369837
B-3     921.261580    0.986492     4.605917     5.592409   0.000000  867.631094

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:15:29                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS2 (POOL #  4661)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4661
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       43,103.48
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     9,644.27

SUBSERVICER ADVANCES THIS MONTH                                       48,050.84
MASTER SERVICER ADVANCES THIS MONTH                                      815.90


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    17   2,998,120.79

 (B)  TWO MONTHLY PAYMENTS:                                    8     958,508.60

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          5     983,345.33


FORECLOSURES
  NUMBER OF LOANS                                                            11
  AGGREGATE PRINCIPAL BALANCE                                      2,387,064.23

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     200,947,479.47

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,215

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 292,911.87

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,176,112.38

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         90.50513000 %     7.72250200 %    1.76117680 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            90.28627300 %     7.87787952 %    1.78604420 %

      BANKRUPTCY AMOUNT AVAILABLE                         142,152.00
      FRAUD AMOUNT AVAILABLE                            6,386,788.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,193,384.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.51994845
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              330.30

POOL TRADING FACTOR:                                                47.57186377

Run:        04/07/05     11:35:25                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS2(POOL # 4661) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4661
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110G5H0    50,000,000.00  14,952,276.78     4.000000  %  1,153,990.07
A-2     76110G5J6     7,185,000.00   7,185,000.00     6.000000  %          0.00
A-3     76110G5K3    50,000,000.00  50,000,000.00     5.875000  %          0.00
A-4     76110G5L1   136,453,250.00  49,595,247.07     3.080000  %  2,388,112.84
A-5     76110G5M9             0.00           0.00     5.420000  %          0.00
A-6     76110G5N7    53,125,000.00  15,886,794.08     4.500000  %  1,226,114.45
A-7     76110G5P2   103,463,750.00  42,668,915.33     0.000000  %  1,215,420.18
A-P     76110G5Q0     2,115,834.89   1,262,381.86     0.000000  %     19,051.29
A-V     76110G5R8             0.00           0.00     0.236948  %          0.00
R-I     76110G5S6           100.00           0.00     6.000000  %          0.00
R-II    76110G5T4           100.00           0.00     6.000000  %          0.00
M-1     76110G5U1     9,505,000.00   9,251,880.30     6.000000  %     10,093.20
M-2     76110G5V9     4,224,000.00   4,111,514.19     6.000000  %      4,485.39
M-3     76110G5W7     2,534,500.00   2,467,005.85     6.000000  %      2,691.34
B-1     76110G5X5     1,267,200.00   1,233,454.26     6.000000  %      1,345.62
B-2     76110G5Y3     1,267,100.00   1,233,356.92     6.000000  %      1,345.51
B-3     76110G5Z0     1,267,419.81   1,099,652.84     6.000000  %      1,199.65

-------------------------------------------------------------------------------
                  422,408,254.70   200,947,479.48                  6,023,849.54
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        49,840.92  1,203,830.99            0.00       0.00     13,798,286.71
A-2        35,925.00     35,925.00            0.00       0.00      7,185,000.00
A-3       244,791.67    244,791.67            0.00       0.00     50,000,000.00
A-4       127,294.47  2,515,407.31            0.00       0.00     47,207,134.23
A-5       224,005.20    224,005.20            0.00       0.00              0.00
A-6        59,575.48  1,285,689.93            0.00       0.00     14,660,679.63
A-7       160,008.43  1,375,428.61            0.00       0.00     41,453,495.15
A-P             0.00     19,051.29            0.00       0.00      1,243,330.57
A-V        39,678.45     39,678.45            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        46,259.40     56,352.60            0.00       0.00      9,241,787.10
M-2        20,557.57     25,042.96            0.00       0.00      4,107,028.80
M-3        12,335.03     15,026.37            0.00       0.00      2,464,314.51
B-1         6,167.27      7,512.89            0.00       0.00      1,232,108.64
B-2         6,166.78      7,512.29            0.00       0.00      1,232,011.41
B-3         5,498.26      6,697.91            0.00       0.00      1,098,916.19

-------------------------------------------------------------------------------
        1,038,103.93  7,061,953.47            0.00       0.00    194,924,092.94
===============================================================================















































Run:        04/07/05     11:35:25
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS2(POOL # 4661) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4661
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     299.045536   23.079801     0.996818    24.076619   0.000000  275.965734
A-2    1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-3    1000.000000    0.000000     4.895833     4.895833   0.000000 1000.000000
A-4     363.459625   17.501326     0.932880    18.434206   0.000000  345.958299
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6     299.045535   23.079801     1.121421    24.201222   0.000000  275.965734
A-7     412.404493   11.747305     1.546517    13.293822   0.000000  400.657188
A-P     596.635337    9.004148     0.000000     9.004148   0.000000  587.631189
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     973.369836    1.061882     4.866849     5.928731   0.000000  972.307954
M-2     973.369836    1.061882     4.866849     5.928731   0.000000  972.307954
M-3     973.369836    1.061882     4.866849     5.928731   0.000000  972.307954
B-1     973.369839    1.061884     4.866848     5.928732   0.000000  972.307954
B-2     973.369836    1.061881     4.866846     5.928727   0.000000  972.307954
B-3     867.996404    0.946529     4.338152     5.284681   0.000000  867.049874

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:35:25                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS2 (POOL #  4661)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4661
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       41,853.20
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     7,653.91

SUBSERVICER ADVANCES THIS MONTH                                       47,684.52
MASTER SERVICER ADVANCES THIS MONTH                                    1,964.87


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    24   3,868,866.05

 (B)  TWO MONTHLY PAYMENTS:                                    3     551,873.08

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          5     915,580.74


FORECLOSURES
  NUMBER OF LOANS                                                             9
  AGGREGATE PRINCIPAL BALANCE                                      1,502,003.70

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     194,924,092.94

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,184

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 292,642.71

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,806,405.96

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         90.28627300 %     7.92768200 %    1.77482400 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            89.99582300 %     8.11245556 %    1.83964390 %

      BANKRUPTCY AMOUNT AVAILABLE                         142,152.00
      FRAUD AMOUNT AVAILABLE                            1,981,951.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,981,951.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.51062460
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              329.00

POOL TRADING FACTOR:                                                46.14590051

Run:        04/25/05     12:25:15                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS2(POOL # 4661) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4661
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110G5H0    50,000,000.00  13,798,286.71     4.000000  %  1,321,249.62
A-2     76110G5J6     7,185,000.00   7,185,000.00     6.000000  %          0.00
A-3     76110G5K3    50,000,000.00  50,000,000.00     5.875000  %          0.00
A-4     76110G5L1   136,453,250.00  47,207,134.23     3.280000  %  2,734,246.38
A-5     76110G5M9             0.00           0.00     5.220000  %          0.00
A-6     76110G5N7    53,125,000.00  14,660,679.63     4.500000  %  1,403,827.72
A-7     76110G5P2   103,463,750.00  41,453,495.15     0.000000  %  1,391,583.44
A-P     76110G5Q0     2,115,834.89   1,243,330.57     0.000000  %      9,283.23
A-V     76110G5R8             0.00           0.00     0.233370  %          0.00
R-I     76110G5S6           100.00           0.00     6.000000  %          0.00
R-II    76110G5T4           100.00           0.00     6.000000  %          0.00
M-1     76110G5U1     9,505,000.00   9,241,787.10     6.000000  %     10,067.61
M-2     76110G5V9     4,224,000.00   4,107,028.80     6.000000  %      4,474.03
M-3     76110G5W7     2,534,500.00   2,464,314.51     6.000000  %      2,684.52
B-1     76110G5X5     1,267,200.00   1,232,108.64     6.000000  %      1,342.21
B-2     76110G5Y3     1,267,100.00   1,232,011.41     6.000000  %      1,342.10
B-3     76110G5Z0     1,267,419.81   1,098,916.19     6.000000  %      1,197.12

-------------------------------------------------------------------------------
                  422,408,254.70   194,924,092.94                  6,881,297.98
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        45,994.29  1,367,243.91            0.00       0.00     12,477,037.09
A-2        35,925.00     35,925.00            0.00       0.00      7,185,000.00
A-3       244,791.67    244,791.67            0.00       0.00     50,000,000.00
A-4       129,032.83  2,863,279.21            0.00       0.00     44,472,887.85
A-5       205,351.03    205,351.03            0.00       0.00              0.00
A-6        54,977.55  1,458,805.27            0.00       0.00     13,256,851.91
A-7       155,450.61  1,547,034.05            0.00       0.00     40,061,911.71
A-P             0.00      9,283.23            0.00       0.00      1,234,047.34
A-V        37,907.83     37,907.83            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        46,208.94     56,276.55            0.00       0.00      9,231,719.49
M-2        20,535.14     25,009.17            0.00       0.00      4,102,554.77
M-3        12,321.57     15,006.09            0.00       0.00      2,461,629.99
B-1         6,160.54      7,502.75            0.00       0.00      1,230,766.43
B-2         6,160.06      7,502.16            0.00       0.00      1,230,669.31
B-3         5,494.58      6,691.70            0.00       0.00      1,097,719.07

-------------------------------------------------------------------------------
        1,006,311.64  7,887,609.62            0.00       0.00    188,042,794.96
===============================================================================















































Run:        04/25/05     12:25:15
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS2(POOL # 4661) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4661
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     275.965734   26.424992     0.919886    27.344878   0.000000  249.540742
A-2    1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-3    1000.000000    0.000000     4.895833     4.895833   0.000000 1000.000000
A-4     345.958299   20.037972     0.945619    20.983591   0.000000  325.920327
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6     275.965734   26.424992     1.034872    27.459864   0.000000  249.540742
A-7     400.657188   13.449961     1.502464    14.952425   0.000000  387.207227
A-P     587.631188    4.387502     0.000000     4.387502   0.000000  583.243686
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     972.307954    1.059192     4.861540     5.920732   0.000000  971.248762
M-2     972.307955    1.059193     4.861539     5.920732   0.000000  971.248762
M-3     972.307953    1.059191     4.861539     5.920730   0.000000  971.248762
B-1     972.307956    1.059193     4.861537     5.920730   0.000000  971.248762
B-2     972.307953    1.059190     4.861542     5.920732   0.000000  971.248762
B-3     867.049871    0.944525     4.335249     5.279774   0.000000  866.105346

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:25:15                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS2 (POOL #  4661)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4661
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       40,657.72
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,886.26

SUBSERVICER ADVANCES THIS MONTH                                       38,565.02
MASTER SERVICER ADVANCES THIS MONTH                                    1,964.93


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    20   3,312,701.45

 (B)  TWO MONTHLY PAYMENTS:                                    6     921,956.28

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          5     915,220.77


FORECLOSURES
  NUMBER OF LOANS                                                             7
  AGGREGATE PRINCIPAL BALANCE                                        890,194.96

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     188,042,794.96

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,149

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 292,371.93

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    6,668,824.57

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         89.99582300 %     8.16453300 %    1.82790960 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            89.63910500 %     8.40016458 %    1.90523990 %

      BANKRUPTCY AMOUNT AVAILABLE                         142,152.00
      FRAUD AMOUNT AVAILABLE                            1,981,951.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,981,951.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.50582709
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              327.70

POOL TRADING FACTOR:                                                44.51683718